Exhibit 10.1

Execution Version

FIRST AMENDMENT TO

ASSET PURCHASE AGREEMENT

This FIRST AMENDMENT, dated as of June 26, 2013 (this “Amendment”), to that certain Asset Purchase Agreement, dated as of May 18, 2013 (as amended hereby, the “Agreement”), by and among Specialty Papers Acquisition, LLC (the “Buyer”), Wausau Paper Mills, LLC (the “Seller”), Wausau Paper Corp. (the “Seller Parent”), and, solely with respect to Section 13.19, Specialty Papers Intermediate Holdings, Inc. and Specialty Paper Holdings, L.P.  All capitalized terms used herein but not defined herein shall have the meanings set forth in the Agreement.

W I T N E SS E T H:

WHEREAS, the transfer of certain assets to be transferred at Closing pursuant to the Agreement requires FERC Approval (as defined below) and such FERC Approval has not been obtained as of the date hereof, but is expected to be obtained on or about August 1, 2013;

WHEREAS, until FERC Approval is obtained, the Seller shall (i) retain title to the licenses for the Rhinelander Hydroelectric Project, FERC No. 2161 and the Mosinee Hydroelectric Project, FERC No. 2207 and the real property related to such licenses; (ii) lease a portion of the real property of the Mosinee Facility and the Rhinelander Facility to the Buyer or one or more of its Affiliates; (iii) enter into a power sales agreement with the Buyer or one or more of Affiliates with respect to the power generated by the Rhinelander Hydroelectric Project, FERC No. 2161 and the Mosinee Hydroelectric Project, FERC No. 2207 (the “FERC Projects”); and (iv) enter into an operating and management agreement with the Buyer or one or more of its Affiliates with respect to the operation of the FERC Projects;

WHEREAS, in accordance with Section 13.13 of the Agreement the parties are hereby making appropriate amendments to the Agreement as necessary to permit the Closing prior to FERC Approval and make such other amendments as are agreed between the parties; and

WHEREAS, in accordance with Section 7.18 and Section 13.2 of the Agreement, the Seller is permitted to provide an update to the Disclosure Letter, and the Seller has, contemporaneously with the date of this Amendment, provided the Buyer with a first amendment to the Disclosure Letter (the “First Disclosure Letter Amendment”).

NOW, THEREFORE, in consideration of good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, and intending to be legally bound hereby, each of the Seller, the Seller Parent and the Buyer agrees as follows:

1.

Section 1.1 of the Agreement is hereby amended by adding the following definitions:

“Escrow Agent” means Chicago Title Insurance Company.

“Escrow Agreement” means the escrow agreement in a form agreed between the parties.

“FERC Approval” approval from the Federal Energy Regulatory Commission with respect to the transfer of the FERC Licenses from Seller to Buyer or one of its Affiliates.

“FERC Licenses” means the Federal Energy Regulatory Commission licenses for the Rhinelander Hydroelectric Project, FERC No. 2161 and the Mosinee Hydroelectric Project, FERC No. 2207.

“Mosinee Mill Property” means the property set forth on Schedule A to this Amendment.

“O&M Agreement” means an operating and management agreement between the Seller and the Buyer or one of its Affiliates in a form agreed between the parties.

“Power Sales Agreement” means a power sales agreement between the Seller and the Buyer or one of its Affiliates in a form agreed between the parties.

“Rhinelander Mill Property” means the property set forth on Schedule B to this Amendment.

2.

The Agreement is hereby amended by adding a new Section 2.10  as follows:

“Section 2.10

FERC Approval.  In furtherance of, and not in limitation of, Section 2.9 and notwithstanding any other provision to the contrary herein,

(a)

until FERC Approval has been obtained:

(i)

the Seller shall retain title to the FERC Licenses, the Mosinee FERC Project Lands, the Mosinee Mill Property, the Rhinelander FERC Project Lands and the Rhinelander Mill Property (collectively, the “Retained Property”);

(ii)

the limitations set forth in Section 7.1 (other than the obligations contained in clauses (iii), (iv), (v), and (xii) of the introductory paragraph of Section 7.1 or as otherwise provided in the Mosinee Mill Lease or the Rhinelander Mill Lease) shall continue to apply with respect to the Retained Property;

(iii)

the Seller shall lease a specified portion of the Mosinee Mill Property to the Buyer or one of its Subsidiaries pursuant to a lease in a form agreed between the parties (the “Mosinee Mill Lease”); and

(iv)

the Seller shall lease a specified portion of the Rhinelander Mill Property to the Buyer or one of its Subsidiaries pursuant to a lease in a form agreed between the parties (the “Rhinelander Mill Lease”).

(b)

at Closing:

(i)

the Seller and the Buyer or one of its Affiliates shall enter into the Mosinee Mill Lease;

(ii)

the Seller and the Buyer or one of its Affiliates shall enter into the Rhinelander Mill Lease;

(iii)

the Seller and the Buyer or one of its Affiliates shall enter into the Power Sales Agreement;

(iv)

the Seller and the Buyer or one of its Affiliates shall enter into the O&M Agreement;

(v)

the Seller, the Buyer or one of its Affiliates and the Escrow Agent shall enter into the Escrow Agreement; and

(vi)

the Seller shall deliver, or cause to be delivered, to the Escrow Agent undated Warranty Deeds with respect to the Mosinee FERC Project Lands, the Mosinee Mill Property, the Rhinelander FERC Project Lands and the Rhinelander Mill Property (collectively, the “Escrowed Warranty Deeds”).

(c)

if FERC Approval is obtained and the other conditions of the Escrow Agreement have been satisfied, the Escrowed Warranty Deeds shall be recorded in the applicable land records and the Mosinee Mill Lease, the Rhinelander Mill Lease, the Power Sales Agreement and the O&M Agreement shall terminate in accordance with their terms and the Escrow Amount (as defined below), if any, shall be returned to the Seller.

(d)

if FERC Approval has not been obtained on or before December 31, 2013, the Seller shall deposit, on such date, or shall cause to be deposited on such date, with the Escrow Agent cash in the amount of Two Million and No/100ths Dollars ($2,000,000.00) (the “Escrow Amount”), by wire transfer of immediately available funds to an account designated in writing by the Escrow Agent (the “Escrow Account”).

(e)

until FERC Approval is obtained, the parties shall (i) use their best efforts to obtain FERC Approval, (ii) continue to abide by the Mosinee Mill Lease, the Rhinelander Mill Lease, the Power Sales Agreement and the O&M Agreement and (iii) commencing on September 1, 2013, take such steps as are necessary to convey the property that is the subject of the Mosinee Mill Lease and the Rhinelander Mill Lease in fee, including subdividing the parcels.”

3.

The Agreement is hereby amended by adding a new Section 3.2(c) as follows:

“(c)

The Seller shall deliver the Escrowed Warranty Deeds to the Escrow Agent.”

4.

The Agreement is hereby amended by adding a new Section 9.17  as follows:

“Section 9.17

Additional Transaction Documents.  The Seller shall have delivered to the Buyer duly executed versions of (i) the Mosinee Mill Lease, (ii) the Rhinelander Mill Lease, (iii) the Power Sales Agreement and (iv) the O&M Agreement.”

5.

The Agreement is hereby amended by adding a new Section 9.18  as follows:

“Section 9.18

Escrow Agreement.  The Seller and Escrow Agent shall have delivered to the Buyer the duly executed Escrow Agreement.”

6.

The Agreement is hereby amended by adding a new Section 10.11 as follows:

“Section 10.11

Additional Transaction Documents.  The Buyer or one of its Affiliates shall have delivered to the Seller duly executed versions of (i) the Mosinee Mill Lease, (ii) the Rhinelander Mill Lease, (iii) the Power Sales Agreement, (iv) the O&M Agreement and (v) the Escrow Agreement.”

7.

The Agreement is hereby amended by adding a new Section 7.22 as follows:

“Section 7.22

Submission of Information to WDNR.  Within seven (7) Business Days following the Closing Date, the Seller or one of its Affiliates shall deliver to the Wisconsin Department of Natural Resources (the “WDNR”), with a copy to the Buyer or one of its Affiliates, notice that the Seller is transferring the Mosinee Landfill and Brokaw Landfill to the Buyer or one of its Affiliates. Within twenty (20) Business Days following the delivery of such notice, the Buyer or one of its Affiliates shall deliver to the WDNR the following information:  (i) a copy of the executed unrecorded warranty deed pursuant to which the Seller conveyed the Mosinee Landfill to Expera Mosinee, LLC, a Delaware limited liability company (the “Mosinee Landfill Operator”); (ii) a copy of the executed unrecorded warranty deed pursuant to which the Seller conveyed the Brokaw Landfill to Expera Brokaw, LLC, a Delaware limited liability company (the “Brokaw Landfill Operator”); (iii) a letter from the Mosinee Landfill Operator describing its ownership of the Mosinee Landfill and acknowledging that the Mosinee Landfill Operator is subject to all license and plan approval requirements that are applicable to the Mosinee Landfill, including without limitation those related to long-term care, and requesting a transfer of the operating license relating to the Mosinee Landfill; (iv) a letter from the Brokaw Landfill Operator describing its ownership of the Brokaw Landfill and acknowledging that the Brokaw Landfill Operator is subject to all license and plan approval requirements that are applicable to the Brokaw Landfill, including without limitation those related to long-term care, and requesting a transfer of the operating license relating to the Brokaw Landfill; (v) all fees required by the WDNR for the transfer of the operating licenses relating to the Mosinee Landfill and the Brokaw Landfill, together with any other fees required by the WDNR; (vi) information relating to the operator and license facility manager for the Mosinee Landfill and the Brokaw Landfill to the extent required by the WDNR; (vii) proof of financial responsibility for the Mosinee Landfill Operator and the Brokaw Landfill Operator that is deemed acceptable by the WDNR; and (viii) any other documentation or information requested by the WDNR in connection with the transfer of the operating permits for or otherwise relating to the Mosinee Landfill and the Brokaw Landfill following the Closing Date; provided that it is understood that this Section 7.22 shall not modify or alter any other obligation of the parties under this Agreement.”

8.

Section 2.3(c) of the Agreement shall be amended in its entirety to read as follows:

“(c)

subject to Section 7.15(s), all accrued salaries, wages (and related withholding and payroll taxes) and Accrued Vacation in respect of Transferred Employees to the extent accrued in the ordinary course of business consistent with past practice and constitute Current Liabilities included in Section 2.3(a);”

9.

The first sentence of Section 7.15(g) shall be amended in its entirety to read as follows:

“The Buyer or the Buyer’s employee benefit plans shall be responsible for all health and welfare claims incurred on and after the Closing Date by the Transferred Employees and their eligible dependents.”

10.

The third sentence of Section 7.15(g) shall be amended in its entirety to read as follows:

“The Seller, its Affiliates and/or the Seller Benefit Plans shall be responsible for all health and welfare claims incurred prior to the Closing Date by the Transferred Employees and their eligible dependents, provided that such claims are submitted within the timeframes required by the respective plans.”

11.

The first sentence of Section 7.15(h) shall be amended in its entirety to read as follows:

“The Buyer shall be responsible for all workers’ compensation claims relating to any Transferred Employees if the incident or alleged incident giving rise to the claim occurred on or after the Closing Date.”

12.

The Agreement is amended by renaming Section 7.15(s) as Section 7.15(t) and adding a new Section 7.15(s) to read as follows:

“(s)

The Buyer or one of its Affiliates shall be responsible for all salary and wages (and related withholding and payroll taxes) due to Transferred Employees in respect of their employment with the Buyer or its Affiliates as of the Closing Date (or such later transfer date set forth in Section 7.15(c) with respect to any Inactive Employee); provided, however, that, in respect of the period beginning on the Closing Date and ending on the first scheduled payroll date following the Closing Date, the Seller (i) shall pay or cause to be paid, and hereby assumes the Liabilities of the Buyer and its Affiliates for, all accrued salaries and wages (and related withholding and payroll taxes) payable to non-collectively bargained Transferred Employees (minus any applicable deductions for such Transferred Employees’ participation in the health and welfare plans of the Buyer and its Affiliates) and (ii) shall make, or cause to be made, in respect of such Transferred Employees, all applicable employee deductions and company contributions to the Wausau Paper Corp. Savings and Investment Plan.  The amounts paid by Seller pursuant to clauses (i) and (ii) of the previous sentence shall be taken into account for purposes of the determination of Net Working Capital.   In connection with such payroll services, Seller shall cause all withholding, tax payments and other deductions to be made in a timely manner and consistent with Seller’s business practices immediately prior to the Closing.  For the avoidance of doubt, any and all Liabilities arising out of, relating to, or resulting from the Wausau Paper Corp. Savings and Investment Plan shall be Retained Employee Liabilities.”

13.

The Agreement is hereby amended by adding a new Section 7.23 as follows:

“Section 7.23

Obligations of Seller Regarding Railroad Crossing at Mosinee Facility.  Seller acknowledges and agrees that Wisconsin Central Ltd. (the “Railroad”), the owner of a railroad benefitting the Mosinee Facility, has indicated that (a) the 32’ private crossing of the railroad at the Mosinee Facility (the “Private Crossing”), of which the Seller is a licensee, is beyond its useful life and in need of full rehabilitation (the “Railroad Improvements”); (b) the cost of the Railroad Improvements is approximately Thirty Three Thousand Six Hundred Thirty-One and No/100ths Dollars ($33,631); (c) the Railroad Improvements will be performed by contractors on behalf of the Railroad after the Closing Date; and (d) the cost for the Railroad Improvements is chargeable to Seller as licensee for the Private Crossing.  Seller agrees that it will be responsible for and shall promptly pay the cost of the Railroad Improvements.

14.

Section 2.1(p) of the Agreement is amended to read as follows:

(p) The 8,160 shares of capital stock held by the Seller Parent in Wisconsin Valley Improvement Corporation, a corporation organized under Section 182.70 of the Wisconsin Statutes (the “WVIC Stock); provided, however, that the WVIC Stock shall be transferred from Seller Parent to Buyer within five (5) Business Days after FERC Approval is obtained.

15.

The Buyer acknowledges that, contemporaneously with the date of this Amendment, the Seller has provided the Buyer with the First Disclosure Letter Amendment, and the Buyer accepts the First Disclosure Letter Amendment as of the date of this Amendment.

16.

Except as expressly amended or modified hereby, the terms and conditions of the Agreement shall continue in full force and effect.

17.

The Seller Parent acknowledges and agrees that it shall cause the Seller to comply with its obligations under the Agreement  and acknowledges and agrees that any action taken by it will be deemed to constitute an action taken through an Affiliate of Seller for purposes of the Agreement.

18.

This Amendment shall be governed by and construed in accordance with the laws of the State of New York.

19.

This Agreement may be executed in any number of counterparts, each of which shall be an original and all of which shall constitute one and the same instrument. Signatures delivered by facsimile shall be effective for all purposes.

[Signature Page Follows]

IN WITNESS WHEREOF, the undersigned have executed this Amendment as of the date first written above.

WAUSAU PAPER MILLS, LLC

By:

HENRY C. NEWELL

     Name:  Henry C. Newell

     Title:    President/Treasurer

WAUSAU PAPER CORP.

By:

HENRY C. NEWELL

     Name:  Henry C. Newell

     Title:    President

[Signature Page to Amendment to APA]

SPECIALTY PAPERS ACQUISITION, LLC

By:

RAQUEL PALMER

     Name:  Raquel Palmer

     Title:    President

[Signature Page to Amendment to APA]

Solely with respect to Section 13.19, the signatories below:

SPECIALTY PAPERS INTERMEDIATE HOLDINGS, INC.

By:

RAQUEL PALMER

Name:  Raquel Palmer

Title:    President

SPECIALTY PAPER HOLDINGS, L.P.

By:

KPS Investors III (AIV), LTD.

Its:

General Partner

By:

RAQUEL PALMER

Name:  Raquel Palmer

Title:    President

[Signature Page to Amendment to APA]

Schedule A

Mosinee Mill Property

PARCEL II:

Government Lot seven (7) in Section twenty-nine (29), Township twenty-seven (27) North, Range seven (7) East, in the City of Mosinee, Marathon County, Wisconsin; EXCEPTING the South 417.42 feet of the North 450.42 feet of that part lying East of Highway 51; also EXCEPTING the railroad right of way; and EXCEPTING those parcels described in deeds recorded in the office of the Register of Deeds for Marathon County, Wisconsin, in:

Deed Book 352 on page 565;

Deed Book 361 on page 494;

Deed Book 372 on page 403;

Deed Book 445 on page 46;

Micro-Record 282 on page 992;

Micro-Record 305 on page 1002;

Deed Book 146 on page 511;

Deed Book 147 on page 389;

Deed Book 150 on page 92;

Deed Book 156 on page 318; and

Document No. 1567172; but including that part thereof described in Record Book 29 on page 493;

subject to easements of record.

Tax Key: 53. 292707. GL. 7. 2

PIN: 37-251-4-2707-295-9964

Schedule B

Rhinelander Mill Property

Parcel 30: (RH 9106-1305)

Parcel A:

A strip of land 100 feet in width extending over and across part of Government Lot 11, Section 6, Township 36 North, Range 9 East of the Fourth Principal Meridian, said strip of land being 50 feet in width on each side of the center line of the main track (now removed) of the Milwaukee, Lake Shore and Western Railway Company (now the Chicago and North Western Railway Company), as said main track center line was originally located and established across said Section 6, and lying Southeasterly of the Northerly line of Phillip Street and Westerly of the Wisconsin River.

AND

A strip of land 100 feet in width extending over and across part of Government Lots 1 and 2, Section 6, Township 36 North, Range 9 East of the Fourth Principal Meridian, said strip of land being 50 feet in width on each side of the center line of the main track (now removed) of the Milwaukee, Lake Shore and Western Railway Company (now the Chicago and North Western Railway Company), as said main track center line was originally located and established across said Section 6, and lying Westerly of the Westerly line of Thayer Street and Easterly of the Wisconsin River.

ALSO

A strip of land 50 feet in width, extending Northwesterly from the Northerly line of the above described 100 foot wide strip, across part of said Government Lot 1, said strip of land being 25 feet in width on each side of the center line of the main branch or spur track (now removed) of the Milwaukee, Lake Shore and Western Railway Company (now the Chicago and North Western Railway Company), as said spur track center line was originally located, and lying Southeasterly of a line drawn radially to said spur track center line at a point distant 200 feet Southeasterly from the Southerly line of Phillips Street, as measured along the Southwesterly right of way of said spur track.

Parcel B:

All of the unplatted part of Government Lot 11, Section 6, Township 36 North, Range 9 East, excepting premises conveyed in Volume 110 of Deeds at page 374 and excepting the right of way of the Chicago and Northwestern Railroad described in Volume 2 of Deeds at page 405, lying easterly of the Mill Race.

All of the unplatted part of Government Lot 10, Section 6, Township 36 North, Range 9 East, except premises conveyed for Railroad right of way in Volume 9 of Misc. on page 197 and in Volume 2 of Deeds on page 405, lying easterly of the Mill Race.

Together with the Dam across the Wisconsin River and other rights as conveyed in Vol. 41 of Deeds at page 72.

EXCEPT that part described in Document No. 680410.

Parcel C:

Lots 4, 5, 6 and 7 of Block 4 of the West Park Addition to the City of Rhinelander, according to the recorded Plat thereof.